UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2014 (June 10, 2014)

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36212	75-3264870
(Commission File Number)	(I.R.S. Employer Identification No.)

1441 Broadway – 6th Floor New York, NY 10018	10018
(Address of principal executive offices)	(Zip Code)

(212) 515-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On June 10, 2014, T. Scott King resigned from the board of directors (the “Board”) of Vince Holding Corp. (the “Company”), effective June 10, 2014. Mr. King’s resignation did not involve a disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

(d)

On June 10, 2014, pursuant to the Company’s certificate of incorporation, Sun Cardinal, LLC, an affiliate of Sun Capital Partners, Inc., appointed Christopher T. Metz to the Board, effective June 10, 2014. Mr. Metz will fill the vacancy created by Mr. King’s resignation. Mr. Metz will serve on the compensation committee and the nominating and corporate governance committee of the Board as well as serve as the Lead Independent Director.

Mr. Metz is a Managing Director of Sun Capital Partners, Inc., who, through certain of its affiliates (together with Sun Capital Partners, Inc., the “Sun Entities”), beneficially owns a majority of the Company’s common stock.

Pursuant to the Company’s certificate of incorporation, so long as the Sun Entities beneficially own at least 30% of the then outstanding shares of the Company’s common stock, Sun Cardinal LLC has the right to designate the majority of the Board, to fix the size of the Board and to designate the chairman of the Board and the chairman of each committee of the Board.

As of the effective date of his appointment, Mr. Metz will not receive any compensation for his directorship at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 12, 2014

COMPANY NAME

By:	/s/ Jay L. Dubiner
	Name: Title:	Jay L. Dubiner Senior Vice President, General Counsel and Secretary